EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-73047; 333-68871; 333-58753; 333-57893; 333-56823; 333-08025; 333-87315; 333-82489; 333-45680; 333-56798; 333-90136; 333-127501) of BankAtlantic Bancorp, Inc. of our report dated March 17, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
PricewaterhouseCoopers LLP
Fort Lauderdale, Florida
March 17, 2008